UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2009

Tompkins Financial Corporation

(Exact Name of Registrant as specified in Charter)

New York	1-12709	16-1482357

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (607) 273-3210

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On September 17, 2009, the Executive/Compensation/Personnel Committee (the “Compensation Committee”) of Tompkins Financial Corporation (the “Company”) granted Stephen S. Romaine, James W. Fulmer, Francis M. Fetsko, Gerald J. Klein, Jr. and David S. Boyce the following stock appreciation rights at an exercise price of $45.88 per share, equal to the closing sale price as reported by NYSE Amex on September 17, 2009, under the Tompkins Financial Corporation 2009 Equity Plan (the “SARs”). Mr. Romaine received 20,000 SARs, and Messrs. Boyce, Fetsko, Fulmer, and Klein each received 10,000 SARs. The SARs have a seven year vesting schedule with 0% vesting in year one, 17% vesting in years 2 through 6, and 15% vesting in year seven. The SARs are stock-settled stock appreciation rights, and they will expire ten years from the date of the grant.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: September 22, 2009	By:	/s/ STEPHEN S. ROMAINE

Stephen S. Romaine
President and Chief Executive Officer